Exhibit 10.6

Dated the 4th day of August 2022

STAR VICTORY PROPERTIES LIMITED

AND

GRAND MOORE CAPITAL LIMITED

TENANCY AGREEMENT

of

All That Unit 1401 on 14th Floor, Lippo Sun Plaza,

No.28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong

AN AGREEMENT	made this 4th day of August Two thousand and twenty-two

	BETWEEN the person or corporation detailed as the Landlord in Part I of the First Schedule hereto (hereinafter called “the Landlord” which expression shall where the context admits include its successors and assigns) of the one part and the person firm or company detailed as the Tenant in Part I of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

Premises	WHEREBY IT IS AGREED as follows:

	(1)	The Landlord shall let and the Tenant shall take ALL THOSE premises (hereinafter referred to as “the said premises”) forming part of all that building (hereinafter referred to as “the said Building”) which said premises and Building are more particularly described and set out in Part II of the First Schedule hereto Together with the use in common with the Landlord and its tenants and work-people and persons authorized by them of the entrance passages and staircases leading to the said premises (so far as the same are necessary for the enjoyment of the said premises) for the term set out in Part III of the First Schedule hereto (hereinafter referred to as “the said term”) Yielding and Paying therefore throughout the said term the rent set out in the Second Schedule hereto.

	(2)	The Tenant to the intent that the obligations hereunder shall continue throughout the said term hereby agrees with the Landlord as follows:

Rent	2.01	(i)	To pay the rent on the days and in the manner set out in Part I of the Second Schedule hereto.
		(ii)	To pay the rent and all other charges payable to the Landlord hereunder through the Landlord’s designated banker’s autopay system or by such other means as the Landlord may direct from time to time.

Government Rates and Government Rent	2.02

To pay rates and government rent (if any) charged on the said premises and in manner set out in Part II of the Second Schedule hereto as assessed by The Government of The Hong Kong Special Administrative Region (“the Government”) quarterly or in such interval as may be prescribed by the Government and payable in advance and shall be or be deemed to be payable and due on the first day of the months of January, April, July and October or on the first day of the relevant period thereof provided that the first payment thereof shall (if required) be paid to the Landlord on pro-rata basis according to the number of days then unexpired in the quarter in respect of which such payment is made.

Without prejudice to the generality of the foregoin the Tenant shall pay all subsequent rates and government rent (if any) imposed on the said premises directly to the Government and in the event of the said premises not having been assessed to rates and/or government rent (if any) by the Government to pay quarterly in advance such sum (not exceeding such percentage as shall from time to time be determined by the relevant government or other competent authority as the percentage of the rateable value on which rates and government rent (if any) shall be computed on the rent for the corresponding quarter or period) as shall be required by the Landlord as a deposit by way of security for the due payment of rates and government rent (if any) subject to adjustment on actual assessment being received from the Government.

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Outgoings	2.03		To pay and discharge all taxes, assessments, charges, duties, impositions and outgoings whatsoever now or hereafter to be levied or imposed upon the said premises or upon the owner or occupier thereof by the Government or other lawful authorities (Property Tax alone excepted).

Management fee, Utility Charges and Deposits	2.04		To pay and discharge all deposits and charges in respect of water electricity telephone and other utilities as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the said premises and all management fee, air-conditioning charge, maintenance or service charges and all outgoings of an annual or recurring nature payable in respect of the said premises.

Interior Fitting Out	2.05	(i)	To fit out the interior of the said premises at the Tenant’s expense in accordance with the plans drawings and specification as shall have been first submitted to and approved in writing by the Landlord such approval shall not be unreasonably withheld and (if required) the manager of the said Building (“the Manager”) in good proper and workmanlike manner using good quality materials. Such fitting out work shall be subject to the inspection and supervision of the Landlord and/or its agents and authorized persons from time to time during the period in which the said work is being performed.
		(ii)	Not less than 14 days prior to the commencement of the fitting out work referred to in Clause 2.05(i) above (“the Fitting Out Work”) the Tenant shall at its own costs and expense prepare and submit to the Landlord and (if required) the Manager for approval plans, drawings and specifications in triplicate and in such details as the Landlord and (if required) the Manager may require in respect of the Fitting Out Work (“the Tenant’s Plans”).

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		(iii)	The Fitting Out Work shall be carried out and performed by contractors or sub-contractors approved by the Landlord all at the Tenant’s costs and expense (such approval of the Landlord shall not be unreasonably withheld).

Designed Floor Load	2.06	(i)	The Tenant shall not put or permit to be put any equipment, goods, stocks or things whatsoever on the said premises the load of which exceeds the designed live load of the premises under the Buildings Ordinance. The Landlord shall be entitled to prescribe the maximum weight and permitted locations of safes and other heavy equipment and to require the same to stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.
		(ii)	Except for suspended ceilings and duct work, the Tenant shall not support any equipment, partitions or other work on or from the Landlord’s walls, structure or roof deck without the Landlord’s prior approval in writing.

Installation & Alteration	2.07		Without the prior written consent of the Landlord not to make or permit any alteration or addition to the said premises or any part thereof either internally or externally or to any fixtures or fittings or electrical wiring or electrical mechanical or air-conditioning installations (if any). In the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord on demand any fees and/or costs incurred by the Landlord in obtaining the approval of its architect and/or specialist consultants. Upon determination of this Agreement the Tenant shall at its own expense remove all decoration or partitions so erected or installed by the Tenant and restore the said premises to its original state upon being required so to do by the Landlord.

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	2.08	(i)	To observe and comply with all rules regulations and instructions from time to time prescribed by the Landlord or its authorized representative or officer in carrying out any permitted alterations additions or improvements to the said premises.
		(ii)	The Tenant shall have the sole responsibility to observe and comply with all applicable statutes, codes, ordinances and regulations for all works performed or to be performed by or on behalf of the Tenant and approval by the Landlord of any plans or specifications or otherwise shall not constitute or be deemed to constitute any implication representation or warranty that the said works are in compliance with any statutes, codes, ordinances or regulations.
		(iii)	All fees and expenses incurred by the Landlord in connection with the giving of consents under Clauses 2.05 and 2.07 including those charged by the Landlord’s architects or specialist consultants shall be borne by the Tenant.

Injury to main walls ceilings floors, doors and windows	2.09		Not to cut maim injure damage alter or interfere with any of the doors windows walls structural members or other fabric thereof or the pipes drains appurtenances electrical cables wires fixtures or fittings of or in the said premises or any part thereof or suffer or permit the same to be done or to install any plant equipment apparatus or machinery therein without having first obtained the written consent of the Landlord therefore and to keep the said premises including all external windows lights at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ such cleaners of the said premises as may be approved by the Landlord. Such cleaners shall be employed at the expense of the Tenant.

Compliance with Ordinances	2.10		To comply with all ordinances regulations bye-laws, and all notices and requirements of the appropriate Government or other competent authorities or the Manager in connection with or in relation to the use of the said premises and for the avoidance of doubt, the Tenant shall be responsible for any alteration or addition to the said Premises necessitated by any new requirements of the aforementioned authorities and to keep the Landlord indemnified against all proceedings actions claims demands and liabilities in respect thereof and all costs and expenses incurred by the Landlord thereon and upon receipt of any such notice concerning or in respect of the said premises as aforesaid forthwith to deliver to the Landlord a copy of such notice.

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Good repair of interior	2.11	To keep all the interior and/or non-structural parts of the said premises including the flooring and interior plaster or other finishing material or rendering to walls and all ceilings and the Landlord’s fixtures and fittings therein and all additions thereto and the doors, windows, fire-fighting equipment, electrical installations wiring and thermostat control (if any) thereof in good, clean substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated so as to maintain the same at the expense of the Tenant throughout the said term and to yield up the same in such repair and condition at the end or sooner determination of the said term.

	2.12	To observe and comply with all rules regulations and instructions from time to time prescribed by the electricity supply company and/or the relevant authority relating to the electrical wiring and installation in the said premises and to repair or replace all electrical wiring installation and fittings within the said premises and the wiring from the Tenant’s meter(s) to and within the same whenever required by the supply company, statutory undertaker or other competent authority.

	2.13	Insofar as the same may not be part of the interior of the said premises to keep in good clean substantial and proper repair and condition all drains, soil and other pipes, cables, wires, ducts, mains and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to form part of or solely serve the said premises and to indemnify the Landlord against all costs, claims, demands, actions, liabilities, and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this covenant.

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Toilet Facilities	2.14	To keep at the expenses of the Tenant the lavatories and water apparatus when used exclusively by the Tenant in a good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and not to permit or suffer any lavatories and washing accommodations and facilities in the said Building used in common with others to be used in any improper manner or whereby the soil or waste pipes may become impeded or blocked and at all times to indemnify the Landlord against liability for loss damage or injury by the escape of water caused to the tenants or occupiers of any other part(s) of the said Building.

Replacement of Doors & Window Glass	2.15	To replace at the Tenant’s expense all broken or damaged windows doors glass and fixtures in the said premises whether the same shall have been broken or damaged by the act or negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Cleansing & Clearing of Drains	2.16	In the event of the pipes or drains of the said Building becoming choked or stopped up owing to the careless use by the Tenant its servants agents licensees invitees the Tenant shall pay the costs incurred by the Landlord in cleansing and clearing the same.

Indemnity against loss/damage from Interior Defects	2.17	To be responsible for and to fully and effectually indemnify the Landlord from and against any proceedings actions claims and demands whatsoever by any person for any loss damage or injury caused to or suffered by any person whomsoever or any property whatsoever including any loss of business or profit as a result of or otherwise arising from the want of repair of the said premises or any fixtures or fittings therein the repair of which the Tenant is responsible hereunder or the spread of fire or smoke or the overflow of water or the escape of any substance or anything from the said premises and against all costs and expenses of the Landlord incurred in respect of any such proceedings action claim or demand.

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Insurance	2.18	(i)	To effect and maintain during the said term insurance cover in respect of :-

			(a)	the risks mentioned in Clause 2.17 above and other risks and perils normally insured against under a comprehensive policy of insurance for premises of this nature to a value of not less than HK$5,000,000;
			(b)	all glass now or hereafter on or in the said premises for its full replacement value;
			(c)	against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the said premises or the incursion of water therein;
			(d)	the Tenant’s fittings stock and equipment within the said premises against fire and extraneous perils for their full replacement value.

The policy of insurance shall be effected with a reputable insurance company in such reasonable amount and shall be endorsed to show the Landlord as the registered owner of the said premises and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting on request Provided always that if the Tenant shall at any time fail to keep such insurance on foot the Landlord may do all things necessary to effect and maintain in force such insurance and any monies expended by the Landlord for that purpose shall be recoverable from the Tenant on demand. The Tenant shall cause all sums received in respect of such insurance to be forthwith laid out and expanded in rebuilding or repairing or otherwise reinstating the said premises in accordance with the Landlord’s instructions and to make up any deficiency in such sums out of its own moneys.

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Insurance		(ii)	Not to do or permit to be done anything whereby the policy or policies of insurance of the said Building and/or the said premises against damage by fire or other perils for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased, and without prejudice to any other rights and/or remedies the Landlord may have hereunder to repay (if so required) to the Landlord on demand all sums paid by the Landlord by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies or any increased premium rendered necessary or payable by a breach of this term shall be borne by the Tenant and shall be recoverable from the Tenant by the Landlord on demand.

Protection against hazard	2.19		To take all necessary precautions to protect the said premises against damage by storm or typhoon heavy rainfall or the like.

Entry by the Landlord to view the said premises and take inventories	2.20		To allow and permit the Landlord or its authorized agents with or without workmen or others to enter upon the said premises at all reasonable times with prior notice to the Tenant to view the condition thereof and/or to take inventory of the Landlord’s fixtures and fixtures therein.

Entry by the Landlord to carry out repairs	2.21		To permit the Landlord and/or the Manager and/or their respective authorized agents with or without workmen and with or without appliances at all reasonable times with prior notice to the Tenant to enter the said premises for the purposes of carrying out any works repairs or maintenance which require to be done provided that in the event of emergency the Landlord or its authorized agents may without notice enter the said premises and by force if necessary and the Tenant shall at its own expense reinstate the entrance to the said premises to its original state.

Carry out repairs or receipt of notice to effect the same	2.22		On receipt of any notice from the Landlord or its authorized representatives specifying any works or repairs which are required to be done, forthwith to put in hand and execute the same with all possible dispatch and without any delay and in any event complete such works or repairs within 14 days from the date of such notice. If the Tenant fails to do so the Landlord or its servants or agents shall be entitled, without prejudice to the Landlord’s right of re-entry under the provisions hereinafter contained, to enter upon the said premises and by force if necessary to carry out any such works or repairs at the sole expense of the Tenant.

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Notify Landlord of damage	2.23	To notify the Landlord in writing or by other reasonable means of any accidents or damage to or defects in the said premises water pipes gas pipes electrical wire or fittings fixtures or other facilities provided by the Landlord in the said premises whether or not the Tenant is liable hereunder for the repair of the same forthwith upon the same arising and to indemnify the Landlord against any claim made against the Landlord by any third party and any loss suffered by the Landlord either directly or indirectly as a result of any breach by the Tenant of this provision.

To make good & take care of all articles provided by Landlord	2.24	To make good and pay for all damage caused by the Tenant its servants or licensees to any fixtures fittings and other articles in the said premises and provided by the Landlord and shall take reasonable care of the same and shall not remove any of them from the said premises.

Re-letting Notice	2.25	To permit the Landlord during the three (3) months immediately preceding the termination of the said term to affix and retain without interference on any part of the exterior of the said premises a notice for re-letting the same and during such period to permit persons with authority of the Landlord or its agents at reasonable times of the day and upon prior notice to the Tenant to view the said premises.

Animals, Pets & Pest Control	2.26	Not to keep or permit or suffer to be kept upon any part of the said premises any livestock or animals and to carry out such pest control for the said premises periodically or upon request of the Landlord by pest control companies nominated by the Landlord at the Tenant’s expense.

Unusual Odours	2.27	Not to allow any food to be prepared in (except by microwave oven) or cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the said premises.

Offensive Trades	2.28	Not to carry on or to permit or suffer to be carried on in or upon the said premises or any part thereof any trade or business which the Landlord shall in its absolute discretion regards as dangerous noxious noisy or offensive.

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Nuisance or Annoyance	2.29		Not to do or permit or suffer anything in the said premises or in the said Building which is or may be a nuisance or annoyance to the Landlord or any other tenants or occupiers of the said Building or of any adjoining building or affect the reputation of the said Building.

Noise	2.30		Not to produce or permit or suffer to be made or produced any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to be audible outside the said premises which may be a nuisance or annoyance to the tenants or occupiers of other premises in the said Building.

Sign and Advertisement	2.31	(i)	Not to affix erect attach exhibit or permit or suffer to do or to be done upon any part of the said Building or of the exterior of the said premises or to or through any windows thereof any sign signboard notice advertisement placard neon light or other device of any kind whether illuminated or not (hereinafter referred to as “the signboard”) without the prior written approval of the Landlord and the approval of all appropriate government authorities.

		(ii)	To maintain any signboard approved under Clause 2.31(i) above at all times in good repair and condition and to meet all the requirements that may from time to time be imposed by any government authorities and to dismantle and remove the signboard on the termination of this Agreement or if so required by any government or competent authority or the Manager and to indemnify the Landlord against all loss, damages and liability that may be suffered, paid or incurred by the Landlord and any proceedings actions claims and demands against the Landlord by any person whatsoever and any costs and expenses incurred by the Landlord in respect of any such proceedings action claim or demand as a result of or otherwise arising from the installation or any defects in the signboard. For the avoidance of doubt approval given by the Landlord under Sub-Clause (i) above shall not absolve the Tenant from the requirement to obtain the consent of the Manager if such consent is required under the relevant Deed of Mutual Covenant and shall be without prejudice to the Tenant’s obligations under Clauses 2.41 and 2.42.

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User	2.32	Not to use or permit or suffer the said premises or any part thereof to be used for any purpose other than as a commercial office for the Tenant’s lawful business purpose only and without prejudice to the foregoing to obtain any licence approval or permit required by any Government or other competent authority in connection with the Tenant’s use or occupation of the said premises and to maintain the same during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision and in particular not to use or permit the same to be used for domestic purpose or as sleeping quarters and not to allow any person to remain in the said premises overnight. For the avoidance of doubt, the Landlord does not warrant whether the said premises can be used for any purpose other than that stated in the Occupation Permit of the said Building or whether the said premises are suitable or may be used for the Tenant’s intended purpose.

Business Name	2.33	The name under which the business in the said premises shall be carried on is set out in Part IV of the First Schedule hereto.

Illegal or Immoral use	2.34	Not to use or permit or suffer the said premises to be used for the purpose of gambling or for any illegal immoral or improper purpose.

Combustible Dangerous Goods	2.35	Not to keep store use or bring into the said premises any arms ammunition or unlawful goods gun-power spirits or saltpeter kerosene or other explosive or combustible substances or any dangerous goods within the meaning of the Dangerous Goods Ordinance and then only in compliance with all relevant legislation and Government regulations.

Obstructions in Common Area	2.36	Not to place or leave in the entrances landing staircases driveways passages lobbies or any parts of the said Building in common use any box or any thing or things rubbish or otherwise which may incumber or obstruct the same. Without prejudice to the Landlord’s rights and remedies hereunder the Landlord and the Manager shall be entitled without notice and at the Tenant’s expense to remove and dispose of any such material aforesaid as it sees fit and the Landlord and the Manager shall not thereby incur any liability to the Tenant or any other person whosoever and the Tenant shall indemnify the Landlord against all losses damages expenses or liabilities that may be suffered, paid or incurred by and any claims proceedings actions and demands made against the Landlord in respect thereof.

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Breach of Government Lease	2.37		Not to do or suffer any act to be done which shall amount to a breach or non-observance of any covenants and conditions in the Government Lease or Conditions under which the said premises are held from the Government and to indemnify the Landlord against any breach of the provisions of this Clause.

Assignment & underletting	2.38		Not to assign underlet or otherwise part with possession of the said premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall at the option of the Landlord absolutely determine and the Tenant shall forthwith surrender and vacate the said premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

		(i)	In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise without the previous written consent of the Landlord.

		(ii)	In the case of a Tenant who is an individual (including a sole surviving partner of a partnership Tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

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		(iii)	In the case of a Tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation (save for the purpose of reconstruction or amalgamation the terms of which have been previously approved by the Landlord) or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

		(iv)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the rights to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

		(v)	The change of the Tenant’s business name without the previous written consent of the Landlord.

Yield up premises and handover	2.39		To quietly yield up vacant possession of the said premises at the expiration or sooner determination of this Agreement in good, clean and tenantable repair and condition (fair wear and tear and inherent defects excepted) notwithstanding any rule of law or equity to the contrary together with all fixtures, fittings and additions therein and thereto with complete false ceiling system, sprinklers, light panels, office entrance door and floor carpeting installed and to reinstate, as the Landlord may direct, the said premises to its original conditions as when it is handed over to the Tenant and the Tenant shall make good and repair in a good and workmanlike manner all damage caused by its removal from the said premises and thereupon to surrender to the Landlord all keys giving access to all parts of the said premises and remove at the Tenant’s expense all lettering and characters from all the doors, walls, or windows of the said premises and make good any damage caused by such removal.

Tenant liable for acts and omissions of others	2.40		To be answerable and responsible for the acts, neglects and defaults or omission of all contractors, servants, agents, invitees and licensees of the Tenant and the breach of any ordinance, orders in council or regulation by any inmate or occupier of the said premises as if they were the acts, neglects and default or omission and breach of the Tenant itself and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

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Obey Building Rules	2.41	To obey and comply strictly with the rules and regulations from time to time adopted by the Manager appointed in accordance with the Deed of Mutual Covenant, Sub-Deed of Mutual Covenant (if any) and Management Agreement (if any) relating to the said Building (“the said Deed of Mutual Covenant”).

Observance to the Deed of Mutual Covenant and Management Agreement	2.42	To observe and comply with and not to permit or suffer anything to be done which may amount to a breach or non-observance by the Landlord of all terms and provisions in the said Deed of Mutual Covenant and to indemnify the Landlord against the breach non-observance or non-performance thereof.

No Storage of Goods	2.43	Not to use the said premises for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant’s business as by way of samples and exhibits.

No Alteration of doors	2.44	Not without the Landlord’s previous written consent to change or in any way to alter the standard entrance doors provided by the Landlord for access to the said premises and not to install additional locks bolts or other fittings to the entrance doors of the said premises or in any way to cut or alter the same without first having obtained the written licence or consent from the Landlord.

No Aerial	2.45	Not to erect any aerial on the roof or walls of the said Building nor the ceiling or walls of the said premises.

No Tenant’s Union	2.46	Not to form or organize or attempt or make any effort to form or organize any tenant’s association or union jointly with any tenants of the said Building for whatever objects or purposes during the continuance of the tenancy.

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Blinds & Curtains	2.47	All blinds and/or curtains used within the said premises shall conform externally to a standard colour and design and such blinds and/or curtains shall be approved by the Landlord so as to preserve a uniform external appearance.

Plumbing Fixtures	2.48	Plumbing fixtures shall be used only for the purposes for which they were constructed. No sweeping rubbish rags or other alien substances shall be deposited therein. All costs for making good damage resulting from any misuse of the plumbing fixtures shall be borne by the Tenant.

No Drilling	2.49	Not to drill into or in any way deface any part of the said premises or the said Building. No drillings shall be permitted save with prior written approval of the Landlord and as the Landlord may direct.

Removals of Bulky Matter	2.50	All removals or the carrying in or out of furniture or bulky matter of any description must take place after office hours and during the hours which the Landlord or its agent may determine from time to time. The Landlord reserves the right to exclude goods from the said Building which violate any of the terms of this Agreement.

No Goods bring into passenger lift	2.51	The Tenant or any of its servants employees agents visitors or licensees shall not bring into any passenger lift in the said Building any goods effects chattels luggage bulky parcels food trays tiffin carriers or other space-occupying items and the Tenant shall ensure that such items are restricted to the designated lift.

No injury to person or property	2.52	Not to do or permit to be done in the said premises or any part thereof any act which shall or might subject the Landlord to any liability or responsibility for injury to any person or to property.

Windows closed in emergency	2.53	To keep the windows remain closed locked save in emergency such as fire or breakdown of the air-conditioning system and the reasonable extent necessary to enable the Tenant to clean the same.

Canvassing	2.54	Canvassing and peddling in the said Building is prohibited and the Tenant shall co-operate to prevent the same.

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	(3) THE LANDLORD HEREBY AGREES WITH THE TENANT AS FOLLOWS:-

Quiet Enjoyment	3.01	Subject to the Tenant paying the rent the management fee government rates and other charges hereby stipulated and observing and performing the terms and covenants contained in this Agreement to permit the Tenant to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any one lawfully claiming under or through or in trust for the Landlord.

Property Tax	3.02	To pay all Property Tax payable on the said premises and during the said term.

Roof and Main Structure	3.03	Maintain or caused to be maintained the main structure of the said premises and the main pipes and drains thereof in proper repair and condition Provided that the Landlord’s liability under this Clause 3.03 shall not arise unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

	(4) PROVIDED always and it is hereby expressly agreed and declared by the parties as follows:

Default	4.01	If and whenever the rent and other charges hereby reserved or any part thereof shall be in arrears for 7 days whether the same shall have been legally demanded or not or if any term, condition or stipulation on the Tenant’s part herein contained shall not be performed or observed or if the Tenant for the time being shall become bankrupt or enter into any composition or arrangement with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods or if the Tenant shall suffer any prosecution in respect of the non-payment of money due to the Hong Kong Government or if the Tenant for the time being is a company and shall enter into liquidation whether compulsory or voluntary or if any petition shall be presented for the winding up of the Tenant then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely determine but without prejudice to the right of the Landlord in respect of any breach by the Tenant of any terms, conditions or stipulations herein contained or to the Landlord’s right to deduct all loss and damages thereby incurred from the deposit paid by the Tenant in accordance with Clause 4.08 hereof.

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Exercise of Right	4.02	A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

Acceptance of Rent	4.03	In the event of any breach of any term stipulations and conditions on the part of the Tenant herein contained the Landlord shall not by acceptance of rent or by any other act whatsoever or by any omission be deemed to have waived any such breach notwithstanding any rule of law or equity to the contrary and that no consent to or waiver of any breach shall be binding on the Landlord unless the same is in writing under the hand of the Landlord.

Abatement of Rent	4.04	If the said premises or any part thereof shall be destroyed or so damaged by fire, typhoon, Act of God, force majeure or other cause beyond the control of the Landlord and not attributable to any act default or negligence of the Tenant as to render the said premises unfit for commercial use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act default or negligence of the Tenant or if at any time during the continuance of this Agreement the said premises shall be condemned as a dangerous structure or a demolition or closing order shall become operative in respect of the said premises then the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained or order made shall cease to be payable until the said premises or part thereof shall have been rendered fit for commercial use or restored or reinstated or the order removed Provided Always that the Landlord shall be under no obligation to reinstate the said premises or any part thereof And Provided further that should the said premises not have been reinstated or the order removed in the meantime either the Landlord or the Tenant may after three months of the occurrence of the destruction or damage or order give to the other of them notice in writing to terminate this Agreement but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the occurrence of the destruction or damage or order and the proportion of rent payable (if any) prior to such notice.

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Liability & Indemnity	4.05	The Landlord shall not be under any liability whatsoever to the Tenant or to any persons whomsoever in respect of :-

		(a)	any injury damage loss or liability whatsoever including loss of business which may be suffered or sustained by the Tenant or such other person howsoever caused and in particular, but without limiting the generality of the foregoing, caused by or through or in any way owing to fire or the overflow of water or the escape of fume smoke fire or other substance or thing from any premises situate in the said Building or caused by the act default or negligence of any tenant or occupier of such premises; and

		(b)	for the security or safe-keeping of the said premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord of watchmen and care-takers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents thereof shall at all times rest with the Tenant.

The Tenant shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage to any person whomsoever or property or any loss whatsoever caused by the negligence of the Tenant or by or through or in anywise owing to fire or the overflow of water or the escape of fume smoke fire or any other substance or thing from the said premises.

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Acts of Servants, agents, etc.	4.06		For the purpose of this Agreement any act default omission or negligence of the contractors servants agents licensees or invitees of the Tenant shall be deemed to be the act default omission or negligence of the Tenant.

Distraint	4.07		For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance relating to distress for rent or of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the time and in manner hereinbefore provided for payment thereof.

Deposit	4.08	(i)	The Tenant shall on the signing of this Agreement pay to the Landlord the sum as set out in Part III of the Second Schedule hereto (“the Deposit”) to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The Deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and if the Tenant shall commit or suffer to be committed a breach of any of the terms and conditions herein the Landlord shall be entitled to terminate this Agreement in which event the Deposit shall be forfeited to the Landlord but without prejudice to any right of the Landlord in respect of any antecedent breach by the Tenant of the terms and conditions herein contained.Notwithstanding the foregoing the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the Deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of this tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter the said premises or any part thereof in the name of the whole and to determine this Agreement in which event the Deposit may be forfeited to the Landlord as hereinbefore provided. Subject as aforesaid, the Deposit shall be refunded to the Tenant by the Landlord without interest within fourteen working days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within fourteen working days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the terms and conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

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		(ii)	The Tenant hereby agrees that in the event of there being any increase in the rent agreed determined or provided for under this Agreement or any increase in the management fee and/or air-conditioning charge (if applicable) and/or rates and/or Government rent payable in respect of the said premises then and in every such case the Tenant shall pay to the Landlord as further deposit (to be held by the Landlord under the same terms and conditions as in this Clause) a sum equal to the difference between the deposit above-mentioned and 3 months’ rent, rates, Government rent, management fee and air-conditioning charge (if applicable) as shall have been agreed determined or provided for hereunder such sum to be paid to the Landlord with the payment of the increased rent and/or management fee and/or air-conditioning charge (if applicable) and/or rates and/or Government rent next following any such increase.

Service of notice	4.09		Any notice hereunder shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to the Tenant on the said premises or sent to the Tenant by registered post or left at the Tenant’s last known address in Hong Kong and any notice to the Landlord shall be sufficiently served if delivered to the Landlord personally or sent to the Landlord by registered post at the Landlord’s registered office in Hong Kong.

Approval of the Landlord	4.10	(i)	No approval by the Landlord is valid unless it is in writing and signed by the Landlord or by its authorized agents and any approval or consent given by the Landlord shall operate as a consent for the particular matter to which it relates only and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

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		(ii)	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing as provided in Clause 4.10(i).

No premium	4.11		The Tenant hereby expressly declares that at the grant of the said term no premium key money or other consideration has been paid to the Landlord or to any person.

Interest on arrears of rent and other charges	4.12	(i)	Without prejudice to the Landlord’s rights under Clause 4.01 hereof, the Tenant shall pay interest on all arrears of rent and other charges at a rate of 2% per month from the due date to the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy thereof (including the right of re-entry) exercisable under the terms of this Agreement.

		(ii)	All costs and expenses of and incidental to any demand for rent or any other sum payable under these presents or actions or distraint for the recovery of the same shall be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant as a debt.

		(iii)	In addition and without prejudice to the Landlord’s rights under Clauses 4.01 and 4.12(i), the Landlord may, and the Tenant hereby specifically authorizes the Landlord to, cut off the supply of electricity and air-conditioning chilled water to the said premises and to dispose of all objects including goods merchandise equipment furniture and fixtures in or at the said premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith shall be paid by the Tenant and shall be recoverable from it as a debt.

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Early Termination	4.13	Notwithstanding anything hereinbefore contained,

		(i)	if the Landlord shall at any time resolve to demolish or re-build the said Building or any part thereof (which intention to demolish or rebuild shall be sufficiently evidenced by a copy of a Resolution of its Board of Directors certified to be true and correct by its Secretary) then in such event the Landlord shall be entitled to give not less than 6 calendar months’ notice in writing to do so. “Demolish” and/or “rebuild” for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole of the said Building or a substantial part or parts (but not necessarily a major part) thereof whether or not including any main walls exterior walls or roof of the said premises and whether or not any part thereof is to be re-built or reconstructed in the same or any other manner.

		(ii)	if the Landlord shall have entered into a contract for the sale of the said premises or any part of the said Building which included the said premises, the Landlord shall be entitled to (but shall not be obliged to) determine this tenancy by giving to the Tenant not less than six calendar months’ notice in writing to do so. A notice in writing by the Landlord to the Tenant notifying such sale shall be conclusive evidence of the same and the Tenant shall not raise any objection thereto.

Where the Landlord has reserved notice pursuant to sub-clauses (i) or (ii) above, the tenancy created hereby shall immediately upon expiration of such notice be terminated and the Tenant shall deliver up vacant possession of the said premises in accordance with this tenancy hereof and neither party hereto shall have any right of claim against the other by reason of such termination except any claim in respect of any antecedent breach.

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Transfer of Deposit upon sale	4.14	If the Landlord elects to sell the said premises subject to this tenancy, the Landlord shall be at liberty to transfer the Deposit (less any deduction made by the Landlord hereunder) to the purchaser Provided That the purchaser shall have given an undertaking to the Tenant to deal with the Deposit (less any deductions as aforesaid) in accordance with this Agreement. The Tenant agrees and acknowledges that the transfer of the Deposit to the purchaser as aforesaid and the delivery of the purchaser’s said undertaking to the Tenant shall constitute a sufficient release or discharge of the Landlord’s obligation to refund to the Tenant the Deposit and the Tenant shall have no further claim against the Landlord for the Deposit or any part thereof and the Landlord’s obligation to refund the Deposit herein contained shall be determined and discharged.

Duty to Perform	4.15	Without prejudice to any other provisions herein contained or implied, the obligation of the Tenant to make payment and other sums due hereunder and perform the Tenant’s obligations hereunder shall in no way be affected impaired or excused because the Landlord is unable due to circumstances beyond its control to fulfil any of its obligations under this Agreement or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair additions alterations or decoration or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike labour troubles shortage of materials or any outside cause whatsoever or by reason of any order or regulation of any department of the Government or competent authority.

	4.16	The Tenant hereby expressly declares that at the expiration or sooner determination of this Agreement, the Tenant will not invoke or seek to avail himself of any protection which may or shall hereafter be afforded by any ordinance or regulation of The Hong Kong Special Administrative Region protecting tenants or lessees from eviction but will promptly and punctually quit and deliver up possession of the said premises at the expiration of this Agreement or sooner determination as aforesaid.

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	4.17		The Landlord reserves the rights at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefore to:

			(a) change the arrangement and/or location of entrances passageways doors doorways corridors landings staircases lobbies lifts escalators toilets or other public parts of the floor of which the said premises forms part or any services or apparatus serving the floor of which the said premises forms part; and

			(b) install in or affix to any part of the floor of which the said premises forms part (save and except the said premises but including the external walls of the said premises), such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illumination or not) as the Landlord may think fit, together with the right to repair, maintain, service, remove or replace the same.

	4.18		The Tenant shall pay all expense (including surveyor’s fees and solicitors’ costs on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance Cap.219 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court.

Costs & Stamp Duty	4.19		Each party shall bear its own legal costs, if any, for and incidental to the preparation and signing of this Agreement but the stamp duty payable under this Agreement and its duplicate shall be borne by the parties hereto in equal shares.

Interpretation	4.20	(i)

Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter gender and words herein in the singular shall include the plural and vice versa.

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		(ii)	References to Clauses, Sub-clauses and Schedules are to Clauses Sub-clauses of and Schedules to this Agreement. Marginal notes and the index (if any) are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

		(iii)	The expression “the Tenant” shall (where the context permits) mean and include the party or parties specifically named and its or their successors in title and permitted assigns.

	4.21		For the purpose of the Occupiers Liability Ordinance (Cap.314) the Tenant shall be deemed for all intents and purposes the occupiers of the said premises.

Handover Condition	4.22		The Tenant hereby declares and confirms that it has duly inspected the said premises and is satisfied with the current state and condition of the said premises and the provisions fixtures fittings and finishes therein. The parties hereto agree that the said premises will be let to the Tenant by the Landlord on an “as is” basis and in the state and condition as at the date of the signing of this Agreement and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the said premises and in particular but without limitation no warranty or representation is made by the Landlord or its agents regarding:

(i) the furniture, fittings and finishes or the installations and appliances in the said premises and/or the said Building;

(ii) the state and condition of the said premises or the said Building and the user thereof;

(iii) the composition of the said Building.

	4.23		This Agreement comprises all the terms agreed between the parties hereto and no warranties or representations express or implied are or have been made or given by the Landlord or by any person on its behalf relating to the said premises or the said Building prior to the signing hereof and if any such warranty or representation express or implied has been made the same is withdrawn or deemed to have been withdrawn immediately before the parties entered into this Agreement.

Entire Agreement	4.24		This Agreement sets forth the entire agreement between the parties and supersede any prior discussions, agreements or arrangements, written or verbal, between the parties relating to the letting of the said premises.

Special Conditions	4.25		The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions (if any) set out in Part IV of the Second Schedule hereto.

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The First Schedule ABOVE REFERRED TO

Part I

LANDLORD	:	STAR VICTORY PROPERTIES LIMITED (昇伟置业有限公司) whose registered office is situate at Unit 1603, 16th Floor, Tower 1, Silvercord, No.30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

TENANT	:	GRAND MOORE CAPITAL LIMITED (中毅資本有限公司) whose registered office is situate at Unit 1607, 16th Floor, Tower 1, Silvercord, No.30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Part II

All That Unit 1401 on 14th Floor, Lippo Sun Plaza, No.28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong

Part III

TERM For the term of TWO YEARS commencing from the 15th day of November 2022 (“the Commencement Date”) to the 14th day of November 2024, both days inclusive with an option to renew for one year at the then prevailing market rent or at the rent of HK$75,000 per calendar month, whichever is the higher

Part IV

NAME OF BUSINESS	:	GRAND MOORE CAPITAL LIMITED (中毅資本有限公司)

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The Second Schedule ABOVE REFERRED TO

Part I

Particulars of Rent

Rent	:	The rental for the term shall be HONG KONG DOLLARS FORTY-FIVE THOUSAND ONLY (HK$45,000.00) per calendar month for the first year from 15th November 2022 to 14th November 2023 and HONG KONG DOLLARS SIXTY THOUSAND ONLY (HK$60,000.00) per calendar month for the second year from 15th November 2023 to 14th November 2024 both exclusive of rates, Government rent (if any), management fees and other outgoings payable in advance without any deduction on the fifteenth day of each and every calendar month the first of such payment to be made on the signing of hereof and the last of such payments to be apportioned (if required) according to the number of days then unexpired in the month in respect of which such payment is made.

Part II

Particulars of Rates

Rates & Government rent:	Presently at HK$7,120.00 (or such amount as assessed by the Government) per month

Particulars of Management fee

Management Fee:	HK$12,864.40 per calendar month subject to revision by the Landlord and/or the Manager from time to time with advance notice and payable monthly in advance without any deductions on the first day of each and every calendar month the first of such payment to be made on the signing hereof

Part III

Amount of the Deposit:	HK$239,953.20 representing 3 months rental, management fee, rates and Government rent

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Part IV

Special Conditions

(1)	If the Tenant wishes to take a tenancy of the said premises for a further term of 1 year from the expiration of the said term at the rent and on the terms and conditions hereinafter mentioned and shall not less than 3 months before the expiration of the said term give to the Landlord notice in writing of such its desire and if it shall have paid the rent hereby reserved and shall have performed and observed all the terms and conditions herein contained and on its part to be performed and observed up to the expiration of the said term then the Landlord will let the said premises to the Tenant for a further term of 1 year from 15th November 2024 at the rent of HK$75,000 per calendar month or the then current market rent such rent to be determined in manner hereinafter provided and subject in all other respects to the same stipulations as are herein contained except this clause for renewal, whichever is higher.

(2)	The rent payable for the said further term (the “New Rent”) shall be notified by the Landlord to the Tenant and shall be agreed between the parties hereto not less than two months immediately prior to the expiration of the said term Provided that in the event of a failure by the parties hereto to agree on the current market rent the same shall be determined by an independent professional valuer or firm of professional valuers (the “Valuer”) to be appointed jointly by the parties hereto in writing or in the absence of agreement on the identity of the Valuer not less than one month prior to the expiration of the said term the Valuer shall be appointed (on the application of either party) by the President for the time being of the Hong Kong Institute of Surveyors. The Valuer shall act as an expert and not as an arbitrator and the Valuer’s decision shall be conclusive and binding on the parties hereto.

(3)	In determining the current market rent for the said premises the Valuer shall:

(i)	make the following assumptions:

(a)	that no work has been carried out on the said premises by the Tenant its subtenants or their predecessors in title during the said term which has diminished the rental value of the said premises;

(b)	that if the said premises have been destroyed or damaged they have been fully restored;

(c)	that the agreements contained in this Agreement on the part of the Tenant have been fully performed and observed;

(d)	that the said premises are available to let by a willing landlord to a willing tenant by one Agreement without a premium being paid by either party and with vacant possession;

(e)	that the said premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph (d) and that all the services required for such occupation and use are connected to the said premises;

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(f)	that the Agreement referred to in paragraph (d) contains the same terms as this Agreement except the amount of the rent;

(ii)	and shall disregard the following matters:

(a)	any effect on rent of the fact that the Tenant or its predecessors in title have been in occupation of the said premises;

(b)	any goodwill attributable to the Tenant’s business;

(c)	any increase in rental value of the said premises attributable to the existence at the expiration of the said term of any improvement to the said premises carried out by the Tenant with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title.

(4)	Until the current market rent shall have been determined in accordance with sub-clause (3) above, the Tenant shall pay to the Landlord on account of the New Rent the existing monthly rent for the said premises and within twenty-one days of such determination the Tenant shall pay to the Landlord any shortfall between the New Rent and the payments made by the Tenant on account.

(5)	The cost and expenses of the Valuer shall be borne by the parties hereto in equal shares.

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)
LAU KIM HUNG JACK	)
its director	)
)
for and on behalf of the Landlord	)
)
in the presence of:	)

SIGNED by	)
POON KWOK HING ALBERT	)
its director	)
)
for and on behalf of the Tenant	)
)
in the presence of:	)

RECEIVED from the Tenant the above	)	HK$239,953.20
mentioned deposit of HONG KONG	)
DOLLARS TWO HUNDRED THIRTY-NINE	)
THOUSAND NINE HUNDRED FIFTY	)
THREE AND CENTS TWENTY ONLY	)
(HK$239,953.20))